UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

Stericycle, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Waukegan Road
Bannockburn, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 367-5910

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SRCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

As previously disclosed, Stericycle, Inc. (“Stericycle,” the “Company,” “we” or “us”) entered into an Agreement and Plan of Merger, dated June 3, 2024 (as it may be amended from time to time, the “Merger Agreement”), by and among Waste Management, Inc., a Delaware corporation (“Parent”), and Stag Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Stericycle (the “Merger”), with Stericycle continuing as the surviving corporation of the Merger and as an indirect wholly-owned subsidiary of Parent. On August 14, 2024, Stericycle held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals relating to the Merger Agreement. Such proposals are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2024.

As of the close of business on July 9, 2024, the record date for the Special Meeting (the “Record Date”), there were 92,836,450 shares of common stock, par value $0.01 per share, of Stericycle (“Stericycle common stock”) outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 79,462,901 shares of Stericycle common stock, representing approximately 85.59% of the outstanding shares of Stericycle common stock entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

The number of votes cast for and against, as well as abstention votes, with respect to each proposal presented at the Special Meeting was as follows:

Proposal No. 1: Approval of the Merger Agreement

The Company’s stockholders approved the proposal to adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger, as follows:

FOR	AGAINST	ABSTAIN
79,006,024	229,627	227,250

Proposal No. 2: Adjournment of the Special Meeting

The Company’s stockholders approved the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies to adopt the Merger Agreement as follows:

FOR	AGAINST	ABSTAIN
72,396,798	6,798,140	267,963

However, because Proposal No. 1 to adopt the Merger Agreement was approved, the adjournment of the Special Meeting was not necessary to continue to solicit additional proxies and, accordingly, the Special Meeting was not adjourned.

Proposal No. 3: Advisory Vote on Merger-Related Named Executive Officer Compensation

The Company’s stockholders approved, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger as follows:

FOR	AGAINST	ABSTAIN
72,905,259	6,241,738	315,904

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERICYCLE, INC.

Date: August 14, 2024	By:	/s/ Janet H. Zelenka
Janet H. Zelenka
Executive Vice President, Chief Financial Officer & Chief Information Officer